UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

AMERICAN VANGUARD CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 260-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed solely to correct the Item number under which information was reported on the Form 8-K which was filed on January 22, 2008 as follows: Item 1.01 “Entry into a Material Definitive Agreement” should be changed to Item 5.02 “Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.” Thus, the original Form 8-K should read in its entirety as follows:

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 15, 2008, the Company entered into an Employment Agreement with President and Chief Executive Officer Eric G. Wintemute which includes, among other things, the following material terms: an annual base salary of $527,253.00; cash incentive and equity compensation to be determined annually by the Board in its discretion; a term of no fixed duration; and a requirement that, in the event of termination without cause, Mr. Wintemute will be entitled to receive two times the average annual cash compensation that he received during the two calendar years immediately preceding the termination date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: January 22, 2008	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly Vice President